UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014

RPX Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35146	26-2990113
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Market Plaza
Suite 800
San Francisco, CA 94105
(Address of principal executive offices, including zip code)
(866) 779-7641
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure and Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 5, 2014, Ned Segal resigned as the Chief Financial Officer and Senior Vice President of RPX Corporation (the “Company”), effective no later than January 15, 2015. The Board of Directors of the Company has selected Robert Heath, 54, to succeed Mr. Segal as the Chief Financial Officer and Senior Vice President upon the effectiveness of his resignation. On December 8, 2014, the Company issued a press release announcing the decision, the full text of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
There are no arrangements or understandings between Mr. Heath and any other persons pursuant to which Mr. Heath was selected as the Chief Financial Officer and Senior Vice President of the Company. There are no family relationships between Mr. Heath and any director or executive officer of the Company, and Mr. Heath has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, nor are any such transactions currently proposed.
Mr. Heath has served as the Company’s Vice President, Corporate Development since March 2011, and as its Senior Vice President, Corporate Development since February 2013. Prior to joining RPX, Mr. Heath served as Head of Strategy and Acquisitions for Technicolor, a leading supplier of technology and services to media companies, and as Chief Operating Officer and Chief Financial Officer at iBahn, an Internet service provider to the hospitality industry. Earlier in his career, Mr. Heath worked as an investment banker, focusing on technology and growth companies at Kidder Peabody, SG Warburg and Robertson Stephens.  Mr. Heath received his MBA from the University of Chicago Booth School of Business and his AB from Harvard College.
On March 15, 2011, the Company entered into an employment offer letter with Mr. Heath (the “Offer Letter”). The Offer Letter has no specified term, and Mr. Heath’s employment with the Company is on an at-will basis.
Base Salary and Bonuses. Mr. Heath’s initial base salary as Chief Financial Office and Senior Vice President will be $350,000 per year, and he will be eligible to receive a discretionary annual bonus of up to 65% of his base salary.
Other Benefits. Mr. Heath will be eligible to continue to participate in the benefit programs generally available to employees of the Company, and will be entitled to paid time off in accordance with the Company’s PTO policy.
Indemnification. The Company intends to enter into its standard form of indemnification agreement with Mr. Heath, which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed on January 21, 2011 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by RPX Corporation dated December 8, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPX Corporation

By:	/s/ MARTIN E. ROBERTS
Martin E. Roberts
General Counsel

Dated: December 8, 2014